UNITED STATES

                         SECURITIES EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                          Date of Report: March 9, 2005

                       INTELLIGENT MOTOR CARS GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                    333-88952
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                                   File Number

                        DELAWARE                     74-3022293
          ---------------------------------      -------------------
            (State or other jurisdiction          (I.R.S. Employer
          of incorporation or organization)      Identification No.)

                    1600 W. Sunrise Blvd.
                      Fort Lauderdale,                 FL 33311
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           (Address of principal executive offices)   (Zip Code)

                  Registrant's telephone number (954) 462-0500
                                                --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   Unregistered Sales of Equity Securities

         On March 3, 2005, the Registrant's Board of Directors authorized and approved the conversion of all debt owed by the Registrant to Gerald Scalzo, the Company's Chief Executive Officer, Chairman of the Board of Directors and a major shareholder of the Registrant, into 14,000,000 shares of the Registrant's restricted common stock at a conversion price of $.01 per share based upon a percentage value of the sale price of a share of the Registrant's common stock on the OTC: BB on March 2, 2005, the trading day immediately preceding the date of the Board's action. As of December 31, 2004, the Registrant was indebted to Gerald Scalzo for past due compensation of $350,000. With this issuance, Mr. Scalzo will retire $140,000 of the past due compensation owed to him, leaving a balance of $210,000. Together with the 14,000,000 shares to be issued upon conversion of the debt, Mr. Scalzo will own an aggregate of 47,000,000 shares of the Registrant's common stock, or 26.4%. The shares to be issued to Mr. Scalzo are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On March 3, 2005, the Registrant's Board of Directors authorized and approved the issuance of 2,500,000 shares of the Registrant's restricted common stock to Michael Magolnick in lieu of cash compensation for services to the Registrant as the registrant's Chief Operating Officer for the fiscal year ended December 31, 2004 at a price of $.01 per share based upon a percentage value of the sale price of a share of the Registrant's common stock on the OTC: BB on March 2, 2005, the trading day immediately preceding the date of the Board's action. Together with the 2,500,000 shares to be issued in lieu of cash compensation, Mr. Magolnick will own an aggregate of 9,500,000 shares of the Registrant's common stock, or 5.3%. The shares to be issued to Mr. Magolnick are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On March 3, 2005, the Registrant's Board of Directors authorized and approved the issuance of 350,000 shares of the Registrant's restricted common stock to Harvey Judkowitz as compensation for serving as a director and as Chairman of the Board's Audit Committee for the 2005 fiscal year at a price of $.01 per share based upon a percentage value of the sale price of a share of the Registrant's common stock on the OTC: BB on March 2, 2005, the trading day immediately preceding the date of the Board's action. Together with the 350,000 shares to be issued as compensation, Mr. Judkowitz will own an aggregate of 700,000 shares of the Registrant's common stock, or 0.4%. The shares to be issued to Mr. Judkowitz are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02   Election of Directors; Appointment of Principal Officers

         On March 3, 2005, the Board of Directors appointed Tom Jacobs to the position of Chief Financial Officer of the Registrant. Mr. Jacobs is appointed as director. Mr. Jacobs will also serve on the Audit Committee.

         Mr. Jacobs has served as Controller for the Registrant since December 2003. Prior to joining the Registrant, from August 2002 through November 2003, Mr. Jacobs acted as a consultant to several of his former clients. Mr. Jacobs was Chief Financial Officer of Biscayne Helicopters from July 1997 through August 2002. He was the Controller for Crescent Airways, Inc., a publicly traded company, from February 1986 through July 1997. Crescent Airways grew from a $6 million to a $60 million company during his tenure. He was involved with audits, financial reporting, budgets and reports to lending institutions.

         There are no family relationships between Mr. Jacobs and any other director or executive officer of the Registrant. Mr. Jacobs does not have an employment agreement with the Registrant.

ITEM 9.01   Financial Statements and Exhibits.

(c)  Exhibits.

     None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTELLIGENT MOTOR CARS GROUP, INC.


Date: March 9, 2005                          By: /s/ Gerald Scalzo
                                                 -----------------
                                                 Gerald Scalzo, CEO